[SAFECO LOGO]


Fourth Quarter News Release and Statistical Supplement (Unaudited) January 26, 2004


                                Table of Contents

                                                                      Page
Earnings News Release                                                  1-9

Financial Supplement Introduction                                     SS-1

Financial Measures Used by Safeco                                     SS-2

Consolidated Results

         Key Metrics                                                  SS-6
         Summary of Financial Results                                 SS-7
         Consolidated Statements of Income                            SS-8
         Consolidated Balance Sheets                                  SS-9
         Income Summary                                               SS-10


Property & Casualty Results
         Underwriting Profit and Combined Ratios                      SS-11
         Underwriting Profit and Combined Ratios
            without 3Q 03 Workers Compensation reserve adjustment     SS-12
         Net Written Premiums                                         SS-13
         Net Earned Premiums                                          SS-14
         Personal Auto                                                SS-15
         Homeowners and Specialty                                     SS-16
         Safeco Business Insurance (SBI)                              SS-17
         Surety, Other and Total                                      SS-18
         Statutory Information                                        SS-19


Life & Investments Results

         Pretax Operating Earnings and Revenues                       SS-20
         Supplemental Statistics                                      SS-21



Corporate Supplemental Detail

         Capitalization                                               SS-22
         Investment Portfolios - Consolidated                         SS-23
         Investment Portfolios -  Property & Casualty                 SS-24
         Investment Portfolios -  Life & Investments                  SS-25

[GRAPHIC OMITTED]

FOR RELEASE AT 7:45 a.m., Eastern Time
INVESTOR RELATIONS CONTACT:                          Neal Fuller, 206-545-5537
MEDIA RELATIONS CONTACT:                             Paul Hollie, 206-545-3048


   MOMENTUM BUILDS AS SAFECO DELIVERS STRONG FOURTH-QUARTER, YEAR-END RESULTS
                  Quarterly profits posted in all primary lines

SEATTLE--(Jan. 26, 2004)--
Highlights

o Posted net income of $339.2 million, or $2.44 per diluted share for the year - Safeco's best performance since 1998.

o    Generated fourth-quarter net income of $166.2 million.

o Strong progress continued in primary Property & Casualty businesses - all recording underwriting profits for the fourth quarter.

    ---------------------------------------------- ------------------------------- ---------------------------------
    Summary Financial Results after tax                    3 Months Ended                  12 Months Ended
    (In millions, except per share data)                    December 31                      December 31
                                                       2003            2002             2003             2002
    ---------------------------------------------- -------------- ---------------- --------------- -----------------
    Net Income                                     $      166.2    $       57.1    $     339.2     $     301.1
    Per Diluted Share of Common Stock              $        1.19   $        0.42   $      2.44    $       2.33
    ---------------------------------------------- --- ---------- ---- ----------- --- ----------- -- --------------
    Net Realized Investment                        $       14.4    $      (36.4)   $     (65.8)    $      53.5
    Gains (Losses)
    ---------------------------------------------- --- ---------- ---- ----------- --- ----------- -- --------------
    Operating Earnings*                            $      151.8    $       93.5    $     405.0     $     247.6
    ---------------------------------------------- --- ---------- ---- ----------- --- ----------- -- --------------
    Average Shares Outstanding                            139.2           133.0          138.9           129.3
    ---------------------------------------------- --- ---------- ---- ----------- --- ----------- -- --------------

    * Operating Earnings is Net Income excluding Net Realized Investment Gains (Losses). Measures used in this news release that are not based on accounting principles generally accepted in the United States (GAAP) are defined and reconciled to the most directly comparable GAAP measure in our Form 8-K available through the SEC and online at http://www.safeco.com/safeco/investor/pdfs/03q4_sup.pdf .
    ---------------------------------------------------------------------------

         Safeco (NASDAQ:SAFC) today reported its best annual results since 1998, posting net income of $339.2 million - or $2.44 per diluted share - for the full year 2003. This compares favorably with 2002's net income of $301.1 million - or $2.33 per diluted share.

         The company generated fourth-quarter net income of $166.2 million, or $1.19 per diluted share - a dramatic improvement over the same quarter of 2002 when Safeco reported net income of $57.1 million, or $0.42 per diluted share.
         "Our performance this quarter is a strong indicator that our segmented Property & Casualty products and the automated sales and service platform we are building to drive profitable growth are producing excellent results and hold great promise for our future," said Mike McGavick, Safeco chairman and chief executive officer.
         "These results, delivered in the face of job reductions and uncertainty around the announced intent to sell our Life & Investments businesses, not only demonstrate the strength of our franchise, but our colleagues' ability to stay focused during this period," he said.
         Operating earnings for the fourth quarter were $151.8 million, up 62.4 percent from $93.5 million in the fourth quarter of 2002. These results include a $6.0 million after-tax restructuring charge associated with previously announced actions to reduce expenses by $75.0 million in 2004. Fourth-quarter operating earnings in 2002 included a $4.4 million after-tax restructuring charge stemming from Safeco's 2001 Property & Casualty (P&C) reorganization. Total losses from the California wildfires were $10.5 million after tax for the fourth quarter 2003.
         "Our P&C businesses are now operating in line with our profit hurdles. Even with the significant workers compensation reserve charge we took in the third quarter, we came close to break-even in our underwriting results for the year," said McGavick.
         "While catastrophes and weather were lighter than expected during the year, our disciplined underwriting and continued rollout of segmented products drove our positive results.
         "We continue to see strong results in Personal Auto. Our Homeowners line turned in another better-than-anticipated performance, and Safeco Business Insurance posted solid underwriting profits for the quarter. And despite the unpleasant uncertainties of the sale process, Life & Investments performed well, demonstrating its value and ability to deliver consistent results," he added.
         Safeco's return on equity (ROE) for 2003 was 7.0 percent, down from 7.8 percent a year earlier. Operating ROE - measured using operating earnings and excluding unrealized gains - was 11.5 percent for the year, compared with 7.8 percent in 2002. Fourth-quarter ROE was 13.8 percent, up from 5.9 percent in the same period last year. Operating ROE for the quarter was 17.2 percent, a significant improvement from 11.8 percent reported in the same period last year.

         For the year, total consolidated revenues were $7.36 billion, compared with $7.07 billion in 2002. Operating revenues for the year, which exclude net realized investment gains, grew 6.8 percent over 2002. Total consolidated revenues in the fourth quarter were $1.94 billion, up from $1.76 billion a year ago. Operating revenues for the quarter grew 5.8 percent over fourth-quarter 2002 levels.
         P&C net earned premiums increased 8.4 percent for the year over 2002. Fourth-quarter net earned premiums grew 10.5 percent over the same period last year. For the full year, P&C net written premiums - a leading indicator of revenues in future quarters - increased 11.6 percent over 2002 levels. For the fourth quarter, net written premiums grew 13.0 percent compared with the same period a year ago.
         "These numbers bode well for our future earnings potential and the success of our P&C business model as we add more products to our automated sales and service platform," said McGavick.
         Safeco reported net realized investment losses for the year of $65.8 million after tax, including $95.2 million in after-tax impairments associated with the announced sale of Life & Investments. This compares with $53.5 million after-tax net realized investment gains in 2002. In the fourth quarter, net realized investment gains were $14.4 million after tax, compared with after-tax realized investment losses of $36.4 million in the fourth quarter of 2002.
         As announced in September 2003, Safeco is focusing on its P&C operations and is pursuing a sale of its Life & Investments businesses.
         "We determined our best course for the future is to deliver our personal and small-commercial insurance products over the same sales and service platform, and through a common network of independent distributors," McGavick said. "We believe this business model provides a sustainable market advantage for us, lowers costs for our distributors and our company, and offers competitively priced products and outstanding service for our customers."

Safeco Personal Insurance Performance
         Safeco Personal Insurance reported a 2003 underwriting profit of $191.8 million - a dramatic improvement over the $52.7 million underwriting loss in 2002. For the quarter, Safeco Personal Insurance reported an underwriting profit of $77.6 million, significantly better than the $10.1 million underwriting profit posted in the same period last year.

         Personal Auto, Safeco's largest business line, reported a quarterly pretax underwriting profit of $27.9 million, an improvement over the $10.6 million underwriting loss in the fourth quarter of 2002. For the year, Personal Auto posted an underwriting profit of $65.1 million, compared with a $44.4 million underwriting loss in 2002.
         "Auto continues to dominate our personal lines growth and produce outstanding results," said McGavick. "Again, underwriting discipline and the continued rollout of our segmented Auto product on our sales and service platform made for a winning combination."
         Net written Personal Auto premiums increased 17.3 percent in the fourth quarter compared with the same period of 2002. Net written Auto premiums for the year were $2.37 billion, up from $2.03 billion in 2002. Policies in force increased 9.1 percent in the fourth quarter compared with a year ago, reflecting improved retention and new-business generation. Safeco ended the year with 1.7 million Auto customers.
         Auto's combined ratio in the fourth quarter was 95.4 - an improvement over the 102.0 combined ratio in the fourth quarter 2002, and in line with the company's target.
         Combined ratio is a standard gauge of underwriting performance measuring the percentage of premium dollars used to pay customers' claims and expenses. The lower the ratio, the more effective the underwriting. A combined ratio below 100 indicates the line is operating profitably.
         Safeco's Homeowners insurance line produced a pretax underwriting profit of $44.0 million in the fourth quarter, up from the $12.4 million underwriting profit recorded during the same period of 2002.
         Safeco continues to enhance performance in the Homeowners line by matching rates more closely to risk and limiting exposure in areas prone to catastrophes.
         For the year, Homeowners reported an underwriting profit of $82.2 million, significantly better than the $37.2 million underwriting loss for 2002.
         Combined ratio improved to 77.4 in the fourth quarter, compared with the 93.5 combined ratio a year ago. This result stemmed largely from improvement in the loss ratio before catastrophes and weather - a reflection of higher rate levels, continued decrease in claims frequency, improved claims handling, and contract changes. Homeowners losses from the California wildfires were $7.7 million after tax.

         "Our Homeowners performance was outstanding," said McGavick. "While the weather may get some credit, the real drivers here are solid underwriting and a continued focus on profitability. Our low share of total loss in the California fires compared to our market share in the state validates once again the importance of disciplined underwriting."
         Net written premiums in Homeowners increased 2.9 percent in the fourth quarter compared with a decline of 1.8 percent for the same period in 2002. Policies in force declined 9.1 percent over the same period last year, even though retention remained stable. This decline was largely the result of new-business restrictions in states where the company could not operate profitably.
         "We're excited about our progress in the Homeowners line," said McGavick. "We will, however, continue to take a conservative underwriting approach in catastrophe-prone areas and stay focused on profitability."

Safeco Business Insurance Performance
         Safeco Business Insurance reported a pretax underwriting profit of $24.1 million in the fourth quarter - a significant improvement over the $17.7 million underwriting loss for the same period in 2002.
         Combined ratio in the fourth quarter was 93.7, markedly better than the 104.9 combined ratio posted in the fourth quarter of 2002.
         "After three years of hard work, our Business Insurance line has turned the corner," said McGavick. "This performance demonstrates our ability to better manage loss ratios as well as the power of our automated underwriting platform to price business more accurately."
         Overall net written premiums for Safeco Business Insurance grew 10.5 percent in the fourth quarter compared with 4.2 percent for the same period in 2002. Net written premiums for SBI Regular - Safeco's core line of products for small- to medium-sized businesses - increased 9.6 percent for the fourth quarter 2003 over a year ago.
         SBI Regular reported a combined ratio of 86.1 in the fourth quarter 2003, compared to a 97.0 combined ratio during the same period last year. "Contributing to this impressive result were lower-than-expected catastrophe losses and favorable reserve development related to our short-tail Business Owner Policy and Commercial Auto lines," McGavick said.

         In November, Safeco began adding Workers Compensation to its online sales platform. Agents now can go online to quote, bind and issue the coverages most frequently purchased by small-business owners. Other products currently on the platform include Business Owner Policy (BOP), BOP Umbrella and Non-Fleet Commercial Auto.
         "In the course of just one year, we've automated the products most important to small-business customers," said McGavick. "Our ability to deliver this technology, quickly and successfully, is further proof of our commitment to support our independent agent partners and make the process of buying and selling insurance as easy as possible."
         New business counts in the BOP line grew 62.8 percent in the fourth quarter compared to a year ago. Commercial Auto new business increased 38.8 percent for the quarter over 2002 levels.
         The SBI Runoff segment, which includes large-commercial accounts and program business that Safeco no longer writes, produced an underwriting loss of $27.3 million in the fourth quarter, compared to a $33.0 million loss a year earlier. This loss was due to strengthening reserves for expenses associated with settling old liability claims.
         For the year, Safeco Business Insurance reported an underwriting loss of $197.9 million, including a $205.0 million third-quarter pretax charge for prior-year workers compensation reserves. This compares with a $141.4 million underwriting loss in 2002.

Surety Performance
         Surety posted a pretax underwriting profit of $8.6 million in the fourth quarter, compared with $6.0 million in the same quarter of 2002.
         For the year, Surety generated a record underwriting profit of $27.6 million, up from $17.6 million in 2002. Combined ratio for Surety improved to
79.9 in the fourth quarter - better than 81.4 in the same quarter of 2002. Net written premiums for the quarter grew 44.4 percent over 2002 levels. On a year-over-year basis, net written premium growth was 33.8 percent.
         "Surety once again contributed great results, driven by an ongoing focus on underwriting profitability," McGavick said.

P&C Other Performance
         The P&C Other segment, which includes non-voluntary business for personal lines and results from operations that Safeco has exited or placed in runoff, produced an underwriting loss of $17.5 million in the fourth quarter, compared with a $17.1 million loss in the same quarter of 2002. The loss was primarily the result of prior-year reserve strengthening.

Life & Investments Performance
         Life & Investments (L&I) produced pretax operating earnings of $50.3 million in the fourth quarter 2003, compared with $66.3 million a year ago. For the full year, L&I generated pretax operating earnings of $221.1 million, compared with $237.0 million in 2002. Safeco defines a business line's pretax operating earnings as pretax earnings excluding net realized investment gains or losses. In the fourth quarter of 2003, L&I accrued $9.2 million for expenses associated with the planned sale of the Life & Investments operations.
         "Life & Investments continues to post strong results, in line with our expectations," McGavick said. "These results are a testament to the continued diligence and dedication of the L&I team despite the uncertainties of the sale process."
         The Group product line reported strong pretax operating earnings of $23.0 million, slightly above the $22.5 million result posted in the fourth quarter of last year. These results were supported by continued lower claims experience and improved loss ratios.
         Income Annuities reported pretax operating earnings of $7.7 million for the fourth quarter, down from $13.9 million for the same period last year. The decline was largely the result of lower favorable prepayment adjustments on mortgage-backed securities due to interest rate changes.
         Retirement Services generated quarterly pretax operating earnings of $4.8 million, compared to $8.2 million in the fourth quarter of 2002. This stemmed from lower spreads on fixed annuity products due to low interest rates and higher operating expenses.
         "The Life & Investments team has done an exceptional job serving customers and distribution partners during this period of uncertainty," said McGavick. "Results are solid across the board, reflecting the team's resolve to maintain the value and vitality of the business."

Corporate
         In conjunction with Safeco's decision to focus on P&C products, the company exited its Safeco Financial Products operation, recognizing a minimal after-tax gain from the disposal of the underlying derivatives.

Additional financial information available
         Safeco uses both GAAP and non-GAAP financial measures to track the performance of its insurance and investments operations. The definition of each non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure, are included in Safeco's Form 8-K that will be furnished to the U.S. Securities & Exchange Commission today.
         The Form 8-K will include this news release, Safeco's summary financial results, consolidated statements of income, consolidated balance sheets, and the company's fourth-quarter financial supplement.
         Safeco's fourth-quarter financial supplement is available online at: http://www.safeco.com/safeco/investor/pdfs/03q4_sup.pdf

Management reviews results on Webcast
         Safeco's senior management team will discuss the company's fourth-quarter and full-year performance with analysts today at 11 a.m., Eastern Time (8 a.m., Pacific Time). The conference call will be broadcast live on the Internet at http://www.safeco.com/irwebcast and archived later in the day for replay.
         Safeco, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and investment products through independent agents, brokers and financial advisors nationwide. More information about Safeco can be found at www.safeco.com.


                                       ###




-------------------------------------------------------------------------------

                  Forward-looking information contained in this
                 news release is subject to risk and uncertainty

Forward-looking information contained in this release is subject to risk and uncertainty. Information contained in this release that relates to anticipated financial performance, business prospects and plans, regulatory developments and similar matters are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical information are forward-looking. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this release. The risks and uncertainties include, but are not limited to:

>> Risks related to the pricing and underwriting of our products, and the subsequent establishment of reserves, such as:

o Success in implementing a new-business entry model for personal and commercial lines;

o Ability to appropriately price and reserve for changes in the mix of our book of business;

o    Appropriate pricing for any changes in driving patterns;

o The availability of, pricing of, and the ability to collect reinsurance, including the ability to price for, exclude and reinsure the risk of loss from terrorism;

o Inflationary pressures on medical care costs, auto parts and repair, construction costs and rising costs in other economic sectors that increase the severity of claims;

>>   Risks related to our Property & Casualty insurance strategy, including:

o    Safeco's ability to successfully divest the Life & Investments businesses;

o Achievement of premium targets and profitability, including realization of growth and business retention estimates;

o    Achievement of overall expense goals;

o The ability to run off the Lloyd's of London business without incurring material unexpected charges;

>>   Regulatory, judicial and legislative risks, such as:

o    The ability to freely enter and exit lines of business;

o    Success  in  obtaining   regulatory  approval  of  rates  and  underwriting
     guidelines, including price-tiered products and the use of insurance scores, including credit scores as a component;

o Interpretation of insurance policy provisions by courts, court decisions regarding coverage and theories of liability, trends in litigation and changes in claims settlement practices;

o    The outcome of any litigation against us;

o Legislative and regulatory developments affecting the actions of insurers, including requirements regarding rates and availability of coverage;

>> The competitive pricing environment, initiatives by competitors and other changes in competition;

>>   Unusual loss activity, such as:

o Weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;

o    The occurrence of significant natural disasters, including earthquakes;

o The occurrence of significant man-made disasters, such as the attack on September 11, 2001, or war;

o The occurrence of bankruptcies that result in losses under surety bonds, investment losses or lower investment income;

>>   Financial and economic conditions, such as:

o    Performance of financial markets;

o    Availability of bank credit facilities;

o    Fluctuations in interest rates;

o    General economic conditions;

>>   Operational risks, such as:

o Damage to Safeco's infrastructure causing a disruption to policy or claim processing; and

o    Internal or external fraud perpetrated against us.


We assume no obligation to update any forward-looking statements contained in this news release.



-------------------------------------------------------------------------------

                              Financial Supplement

                               Fourth Quarter, 2003




This report is for informational purposes only. The financial statements and financial exhibits included in this supplement are unaudited. These financial statements and financial exhibits should be read in conjunction with the financial statements filed with the SEC in the Corporation's quarterly 10-Q and annual 10-K filings.











Neal Fuller
Vice President - Finance
206-545-5537
neaful@safeco.com

                               Safeco Corporation

                        Financial Measures Used by Safeco


Amounts are in millions or thousands as specified, except ratio and per share information.

Property & Casualty businesses include the following segments:
         Safeco Personal Insurance
              Personal Auto
              Homeowners
              Specialty
         Safeco Business Insurance
              SBI Regular
              SBI Special Accounts Facility (SAF)
              SBI Runoff
         Surety
         P&C Other

Life & Investments businesses include the following segments:
         Group
         Income Annuities
         Retirement Services
         Individual
         Asset Management
         L&I Other

Corporate includes all other activities, primarily the financing of our business activities.

Certain reclassifications have been made to the prior year amounts to conform to the current year presentation.

In addition to financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (GAAP), we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide tables that reconcile the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Operating Revenues

Operating revenues is a non-GAAP financial measure used by management to analyze the revenues derived directly from our Property & Casualty, Life & Investments and Corporate operations. It excludes net realized investment gains and losses that can fluctuate significantly and distort a comparison between periods. The following table provides a reconciliation of operating revenues to revenues, the most directly comparable GAAP measure.

                                                         Three Months Ended             Year Ended
                                                             December 31               December 31
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------
Total Revenues                                         $   1,943.2     $1,760.1    $ 7,358.1     $7,067.2
Net Realized Investment (Gains) Losses                       (21.2)        56.0        101.9        (82.5)
                                                     ------------------------------------------------------
Operating Revenues                                     $   1,922.0    $ 1,816.1    $ 7,460.0     $6,984.7
-----------------------------------------------------------------------------------------------------------

Operating Earnings

Operating earnings is a non-GAAP financial measure that we use to assess the profitability of our consolidated business. In the determination of operating earnings, we exclude net realized investment gains and losses from net income. Net realized investment gains and losses can fluctuate significantly and distort a comparison between periods. The following table reconciles operating earnings to net income, the most directly comparable GAAP measure.


                                                         Three Months Ended             Year Ended
                                                             December 31               December 31
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------
Net Income                                               $  166.2     $     57.1    $   339.2    $  301.1
Net Realized Investment (Gains) Losses,
      Net of Taxes                                          (14.4)          36.4         65.8       (53.5)
                                                     ------------------------------------------------------
Operating Earnings                                       $  151.8     $     93.5    $   405.0    $  247.6
-----------------------------------------------------------------------------------------------------------



Operating Return on Equity

Operating return on equity is a ratio we calculate using non-GAAP measures. It is calculated by dividing the annualized operating earnings for the most recent quarter by the average ending shareholders' equity for the previous five quarters, excluding from equity after-tax unrealized investment gains and losses on fixed maturities. This ratio provides management with an additional measure to evaluate Safeco's results excluding the unrealized changes in the valuation of its fixed maturities portfolio that can fluctuate between periods. The following table reconciles operating return on equity to return on equity, the most directly comparable GAAP measure.




                                                         Three Months Ended             Year Ended
                                                             December 31               December 31
                                                     ------------------------------------------------------
(Annualized)                                                  2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------
Net Income                                               $ 166.2      $     57.1    $   339.2    $   301.1

Average Shareholders' Equity                             4,820.9         3,861.5      4,820.9      3,861.5
Return on Equity
    Based on Annualized Net Income                          13.8%            5.9%         7.0%         7.8%

Operating Earnings                                       $ 151.8      $     93.5    $   405.0    $   247.6

Average Shareholders' Equity                             4,820.9         3,861.5      4,820.9      3,861.5
Average Unrealized Fixed Maturities
    Investment Gains, Net of Tax                         1,292.5           700.6      1,292.5        700.6
                                                     ------------------------------------------------------
Adjusted Average Shareholders' Equity                    3,528.4         3,160.9      3,528.4      3,160.9

Operating Return on Equity
     Based on Annualized Operating Earnings                 17.2%           11.8%        11.5%         7.8%
-----------------------------------------------------------------------------------------------------------

*Net Income and Operating Earnings have been annualized for purposes of this calculation only. Annualized amounts for 2003 and 2002 are not reflective of the actual amounts for the years ended December 31, 2003 and 2002.
-----------------------------------------------------------------------------------------------------------

Property & Casualty Net Written Premiums

Net written premiums is a non-GAAP measure representing the amount of premium charged for policies issued during the period. Premiums are reflected as revenue in the Consolidated Statements of Income as they are earned over the underlying policy period. Net written premiums applicable to the unexpired term of a policy are recorded as unearned premiums on our Consolidated Balance Sheets. Safeco's management views net written premiums as a measure of business production trends for the period under review and as a leading indicator of earned premiums. The following table reconciles net written premiums to net earned premiums, the most directly comparable GAAP measure on our Consolidated Statements of Income.

                                                         Three Months Ended             Year Ended
                                                             December 31               December 31
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------
Total Property & Casualty Net Earned Premiums           $  1,286.5   $ 1,164.6     $ 4,901.8    $ 4,521.3
Change in Unearned Premiums                                   (9.2)      (34.6)        212.5         63.3
                                                     ------------------------------------------------------
Total Property & Casualty Net Written Premiums          $  1,277.3   $ 1,130.0     $ 5,114.3    $ 4,584.6
-----------------------------------------------------------------------------------------------------------




Segment Results Measures

We have provided the following table that details the GAAP measure Income before Income Taxes on our Consolidated Statements of Income. This is the most directly comparable GAAP measure used to reconcile to Property & Casualty underwriting profit and Life & Investments pretax operating earnings.


                                                         Three Months Ended             Year Ended
                                                             December 31               December 31
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------
Property & Casualty                                      $   224.7    $    74.1    $    479.6    $   485.8
Life & Investments                                            64.9         23.1         195.6         93.9
Corporate                                                    (49.8)       (27.8)       (234.1)      (186.3)
                                                     ------------------------------------------------------
Income before Income Taxes                               $   239.8    $     69.4    $   441.1    $   393.4
-----------------------------------------------------------------------------------------------------------


Property & Casualty Underwriting Profit and Combined Ratios

Underwriting profit represents the net amount of earned premiums less underwriting losses and expenses on a pretax basis. Management views underwriting profit (loss) as a critical measure to assess the underwriting effectiveness of the Property & Casualty operations and to evaluate the results of these business units. The related investment portfolio is managed separately from these underwriting businesses and, accordingly, net investment income and net realized investment gains and losses are discussed separately. The following table reconciles underwriting profit (loss) to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income. Combined ratios are a standard gauge of underwriting performance and are calculated as losses and expenses expressed as a percentage of net earned premiums.



                                                         Three Months Ended             Year Ended
                                                             December 31               December 31
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------
Property & Casualty Income                              $    224.7    $    74.1    $    479.6    $   485.8
    before Income Taxes
Property & Casualty Net Investment Income                   (110.0)      (115.0)       (453.0)      (460.0)
Property & Casualty Restructuring Charges                      8.3          6.7           8.3         21.8
Property & Casualty Net Realized Investment
   (Gains) Losses                                            (30.2)        15.5         (40.8)      (287.2)
                                                     ------------------------------------------------------
Total Underwriting Profit (Loss)                        $     92.8    $   (18.7)   $     (5.9)   $  (239.6)
-----------------------------------------------------------------------------------------------------------


Life & Investments Pretax Operating Earnings

Life & Investments' results are evaluated based on pretax operating earnings, a non-GAAP measure, which excludes net realized investment gains and losses. Management believes the presentation of pretax operating earnings enhances the understanding of our Life & Investments results of operations by excluding net realized investment gains and losses, which can fluctuate significantly and distort a comparison between periods. The following table reconciles pretax operating earnings to Income before Income Taxes, the most directly comparable GAAP measure on our Consolidated Statements of Income.

                                                         Three Months Ended             Year Ended
                                                             December 31               December 31
                                                     ------------------------------------------------------
                                                              2003         2002          2003         2002
-----------------------------------------------------------------------------------------------------------
Life & Investments Income
   before Income Taxes                                   $     64.9    $     23.1   $      195.6   $  93.9
Life & Investments Net Realized Investment (Gains)
Losses                                                        (14.6)         43.2           25.5     143.1
                                                     ------------------------------------------------------
Pretax Operating Earnings                               $      50.3    $     66.3   $      221.1   $ 237.0
-----------------------------------------------------------------------------------------------------------


Other Information in this Supplement
Frequency, severity and loss cost information is on a newly reported, claims incurred, basis which may be different from paid.

Catastrophes are events resulting in losses greater than $500,000, involving multiple claims and policyholders. Safeco has used this definition since 1991.

In the fourth quarter of 2003, we adopted FIN 46R, "Consolidation of Variable Interest Entities (VIE)," requiring the deconsolidation of Safeco Capital Trust, a VIE that issued mandatorily redeemable preferred securities and had previously been consolidated. Accordingly, we have increased our Debt and Marketable Equity Securities by $26.3 million on our balance sheet. On our income statement, we have increased Interest Expense and Net Investment Income by $2.1 million, and have reclassified $69.1 million of annual Distributions on Capital Securities to Interest Expense. We have restated prior periods for comparability purposes.

Certain reclassifications have been made to the prior periods to conform to the current presentation.

NM = Not Meaningful

                               Safeco Corporation
                                   Key Metrics
                       (In Millions Except Per Share Data)



                                         4TH           3RD         2ND          1ST          4TH
                                         QTR           QTR         QTR          QTR          QTR         YTD         YTD
                                         2003         2003         2003         2003         2002        2003       2002       Chg
                                        -------------------------------------------------------------------------------------------

Net Income (Loss)                        $ 166.2       $ (28.9)    $ 111.9       $ 90.0       $ 57.1     $ 339.2    $ 301.1      13%

Net Income (Loss) Per Diluted Share         1.19         (0.21)       0.81         0.65         0.42        2.44       2.33       5%

Net Realized Investment
Gains (Losses) after tax                    14.4         (62.5)       14.7        (32.4)       (36.4)      (65.8)      53.5       NM

Operating Earnings                         151.8          33.6        97.2        122.4         93.5       405.0      247.6      64%


Operating Earnings Per Share                1.09          0.24        0.70         0.88         0.71        2.91       1.92      52%


Operating Return on Equity
(Pre-FAS 115) annualized                   17.2%          4.0%       11.8%        15.2%        11.8%       11.5%       7.8%      3.7

Operating Return on Equity
(unadjusted) annualized                    12.6%          2.9%        8.9%        12.1%         9.7%        8.4%       6.4%      2.0

Operating Revenues                      $1,922.0      $1,876.1   $ 1,849.2     $1,812.7    $ 1,816.1    $7,460.0   $6,984.7       7%
  % Chg Prior Year Same Qtr                 5.8%          5.2%        8.6%         7.7%         7.2%

Life & Investments
  Pretax Operating Earnings               $ 50.3        $ 41.1      $ 57.9       $ 71.8       $ 66.3     $ 221.1    $ 237.0      -7%
  % Chg Prior Year Same Qtr               -24.1%        -31.0%       11.3%        21.5%        41.3%

Property & Casualty
  Combined Ratio                           92.8%        108.6%      101.0%        98.2%       101.6%      100.1%     105.3%     -5.2

  Impact of Catastrophes                    1.6%          1.7%        8.2%         1.1%         0.2%        3.1%       1.9%      1.2

  Net Written Premiums                  $1,277.3      $1,314.7   $ 1,316.5     $1,205.8    $ 1,130.0    $5,114.3   $4,584.6      12%
   % Chg Prior Year Same Qtr               13.0%         11.2%       11.2%        10.9%         7.4%

  Net Earned Premiums                   $1,286.5      $1,250.4   $ 1,201.8     $1,163.1    $ 1,164.6    $4,901.8   $4,521.3       8%
   % Chg Prior Year Same Qtr               10.5%         10.1%        7.1%         5.8%         4.2%

Book Value Per Share                     $ 36.24       $ 35.61     $ 37.22      $ 33.00      $ 32.07     $ 36.24    $ 32.07      13%
   % Chg Prior Year Same Qtr               13.0%         12.1%       28.7%        20.9%        12.7%

BV Per Share (ex-FAS 115)                $ 27.21       $ 25.35     $ 25.72      $ 24.66      $ 24.39     $ 27.21    $ 24.39      12%
   % Chg Prior Year Same Qtr               11.6%          7.6%        6.2%        -1.3%        -0.7%

                               Safeco Corporation
                          Summary of Financial Results
                                  (In Millions)








                                                                               Three Months Ended            Year Ended
                                                                                 December 31                December 31
                                                                              -----------------------   --------------------
                                                                              2003          2002         2003          2002
                                                                              -----------------------   --------------------
                                                                                  (Unaudited)               (Unaudited)

REVENUES
     Property & Casualty
         Earned Premiums                                                     $ 1,286.5    $ 1,164.6     $ 4,901.8    $ 4,521.3
         Net Investment Income                                                   110.0        115.0         453.0        460.0
     Life & Investments                                                          519.4        532.7       2,080.0      1,984.9
     Corporate                                                                     6.1          3.8          25.2         18.5
     Net Realized Investment Gains (Losses)                                       21.2        (56.0)       (101.9)        82.5
                                                                              ---------   ---------     ---------    ---------
     Total                                                                     1,943.2      1,760.1       7,358.1      7,067.2
                                                                              ---------   ---------     ---------    ---------



Income before Net Realized Investment Gains (Losses) and Income Taxes
     Property & Casualty
         Underwriting Profits (Losses)                                            92.8        (18.7)         (5.9)      (239.6)
         Net Investment Income                                                   110.0        115.0         453.0        460.0
         Restructuring Charges                                                    (8.3)        (6.7)         (8.3)       (21.8)
                                                                               ---------   ---------     ---------    ---------
              Total Property & Casualty                                          194.5         89.6         438.8        198.6
     Life & Investments                                                           50.3         66.3         221.1        237.0
     Corporate*                                                                  (26.2)       (30.5)       (116.9)      (124.7)
                                                                               ---------   ---------     ---------    ---------
     Total                                                                       218.6        125.4         543.0        310.9


Net Realized Investment Gains (Losses) before Taxes                               21.2        (56.0)       (101.9)        82.5
                                                                               ---------   ---------     ---------    ---------

Income before Income Taxes                                                       239.8         69.4         441.1        393.4


Provision for Income Taxes on
     Income before Net Realized Investment Gains (Losses)                         66.8         31.9         138.0         63.3
     Net Realized Investment Gains (Losses)                                        6.8        (19.6)        (36.1)        29.0
                                                                               ---------   ---------     ---------    ---------
     Total                                                                        73.6         12.3         101.9         92.3
                                                                               ---------   ---------     ---------    ---------

Net Income                                                                     $ 166.2       $ 57.1       $ 339.2      $ 301.1
                                                                              -========   =========     =========    =========

*Included in Corporate is $0.9 million of restructuring charges in the fourth quarter and full year 2003.

                               Safeco Corporation
                        Consolidated Statements of Income
                       (In Millions Except Per Share Data)


                                                                               Three Months Ended       Year Ended
                                                                                   December 31               December 31
                                                                              ----------------------   ------------------------
                                                                               2003          2002         2003          2002
                                                                              --------     ---------   ---------     ----------
                                                                                   (Unaudited)               (Unaudited)

REVENUES
Property & Casualty Earned Premiums                                           $ 1,286.5     $ 1,164.6    $ 4,901.8    $ 4,521.3
Life & Investments Premiums and Other Revenues                                    210.5         223.8        868.1        778.3
Net Investment Income                                                             423.3         424.9      1,680.3      1,674.4
Net Realized Investment Gains (Losses)                                             21.2         (56.0)      (101.9)        82.5
Other                                                                               1.7           2.8          9.8         10.7
                                                                              ----------     ---------   ---------    ----------
Total                                                                           1,943.2       1,760.1      7,358.1      7,067.2
                                                                              ----------     ---------   ---------    ----------





EXPENSES
Losses, Loss Adjustment Expenses and Policy Benefits                            1,140.9       1,172.7      4,808.0      4,685.5
Other Underwriting and Operating Expenses                                         283.0         259.7      1,058.5        956.9
Amortization of Deferred Policy Acquisition Costs                                 234.5         217.6        897.6        859.6
Interest Expense                                                                   31.1          28.3        127.1        132.0
Intangibles Amortization                                                            4.7           5.7         16.6         18.0
Restructuring Charges                                                               9.2           6.7          9.2         21.8
                                                                              ----------     ---------   ---------   ----------
Total                                                                           1,703.4       1,690.7      6,917.0      6,673.8
                                                                              ----------     ---------   ---------   ----------

Income before Income Taxes                                                        239.8          69.4        441.1        393.4

Provision for Income Taxes                                                         73.6          12.3        101.9         92.3
                                                                              ---------     ---------      -------     ---------
Net Income                                                                      $ 166.2        $ 57.1      $ 339.2      $ 301.1
                                                                              =========     =========      =======     =========

INCOME PER SHARE OF COMMON STOCK
Net Income Per Share of Common Stock - Diluted                                   $ 1.19        $ 0.42       $ 2.44       $ 2.33
                                                                               =========     =========      =======     =========
Net Income Per Share of Common Stock - Basic                                     $ 1.20        $ 0.42       $ 2.45       $ 2.33
                                                                               =========     =========      =======     =========

Dividends Declared                                                              $ 0.185       $ 0.185      $ 0.740      $ 0.740


Average Number of  Shares Outstanding During the Period:
     Diluted                                                                      139.2         133.0        138.9        129.3
     Basic                                                                        138.6         132.5        138.4        128.9


                               Safeco Corporation
                           Consolidated Balance Sheets
                                  (In Millions)

                                                                                      December 31        December 31
                                                                                        2003                2002
                                                                                  -----------------   ------------------
ASSETS
Investments
Available-for-Sale Securities
Fixed Maturities, at Fair Value (Cost or amortized cost: $24,290.2; $22,646.1)          $ 26,206.5           $ 24,278.0
Marketable Equity Securities, at Fair Value (Cost: $781.7; $803.5)                         1,279.0              1,108.8
Mortgage Loans                                                                               936.1                925.9
Other Invested Assets                                                                        115.9                173.8
Short-Term Investments                                                                       269.9                311.0
                                                                                  -----------------   ------------------
Total Investments                                                                         28,807.4             26,797.5
Cash and Cash Equivalents                                                                    197.4                188.5
Accrued Investment Income                                                                    352.4                337.3
Premiums and Service Fees Receivable                                                       1,088.5              1,042.1
Other Notes and Accounts Receivable                                                          180.3                162.3
Current Income Taxes Recoverable                                                                 -                 26.2
Deferred Income Taxes Recoverable                                                                -                124.6
Reinsurance Recoverables                                                                     553.0                578.8
Deferred Policy Acquisition Costs                                                            639.1                626.3
Land, Buildings and Equipment for Company Use                                                440.0                488.7
Intangibles and Goodwill                                                                     183.6                190.0
Other Assets                                                                                 259.6                270.8
Securities Lending Collateral                                                              2,006.4              2,957.0
Separate Account Assets                                                                    1,137.4                899.2
                                                                                  -----------------   ------------------
         Total Assets                                                                   $ 35,845.1           $ 34,689.3
                                                                                  =================   ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Property & Casualty Loss and Loss Adjustment Expense Reserves                            $ 5,044.6            $ 4,998.5
Accident and Health Reserves                                                                 139.1                170.0
Life Policy Liabilities                                                                      331.8                339.9
Unearned Premiums                                                                          2,063.5              1,847.5
Funds Held Under Deposit Contracts                                                        16,575.4             15,655.4
Debt                                                                                       1,965.5              2,000.1
Deferred Income Taxes                                                                         92.4                    -
Other Liabilities                                                                          1,465.7              1,390.1
Securities Lending Payable                                                                 2,006.4              2,957.0
Separate Account Liabilities                                                               1,137.4                899.2
                                                                                  -----------------   ------------------
         Total Liabilities                                                                30,821.8             30,257.7
                                                                                  -----------------   ------------------

Commitments and Contingencies                                                                    -                    -

Preferred Stock, No Par Value
   Shares Authorized: 10; Shares Issued and Outstanding:  None                                   -                    -
Common Stock, No Par Value
   Shares Authorized: 300; Shares Reserved for Options: 11.6; 12.0
   Shares Issued and Outstanding: 138.6; 138.2                                             1,197.3              1,178.1
Retained Earnings                                                                          2,308.7              2,072.2
Accumulated Other Comprehensive Income, Net of Taxes
   Unrealized Gains and Losses on Available-for-Sale Securities
       and Derivative Financial Instruments                                                1,589.0              1,241.2
   Unrealized Foreign Currency Translation Adjustments                                        (8.8)               (15.7)
   Deferred Policy Acquisition Costs Valuation Allowance                                     (57.2)               (35.4)
   Minimum Pension Liability Adjustment                                                       (5.7)                (8.8)
                                                                                  -----------------   ------------------
Total Accumulated Other Comprehensive Income                                               1,517.3              1,181.3
                                                                                  -----------------   ------------------
Total Shareholders' Equity                                                                 5,023.3              4,431.6
                                                                                  -----------------   ------------------
Total Liabilities & Shareholders' Equity                                                $ 35,845.1           $ 34,689.3
                                                                                  =================   ==================



                               Safeco Corporation
                                 Income Summary
                     (In Millions Except Per Share Amounts)



                                                                        Three Months Ended             Year Ended
                                                                            December 31                December 31
                                                                        ---------------------      -----------------------
                                                                        2003           2002           2003           2002
                                                                    ------------  -----------      ------------    -----------
                                                                           (Unaudited)                     (Unaudited)

Pretax Net Income
      P&C Underwriting                                                    $ 92.8        $ (18.7)        $ (5.9)      $ (239.6)
      P&C Investment Income                                                110.0          115.0          453.0          460.0
      Restructuring Charges                                                 (8.3)          (6.7)          (8.3)         (21.8)
                                                                    ------------    -----------     -----------    -----------
          Total P&C                                                        194.5           89.6          438.8          198.6
      Life & Investments                                                    50.3           66.3          221.1          237.0
      Corporate (includes $0.9 restructuring in 2003)                      (26.2)         (30.5)        (116.9)        (124.7)
                                                                    ------------    -----------     -----------    -----------
      Income before Net Realized Investment Gains (Losses)                 218.6          125.4          543.0          310.9
      Net Realized Investment Gains (Losses)                                21.2          (56.0)        (101.9)          82.5
                                                                    ------------    -----------     -----------    -----------
          Total                                                          $ 239.8         $ 69.4        $ 441.1        $ 393.4
                                                                    ============    ===========     ===========    ===========

Income Tax Expense
      P&C Underwriting                                                    $ 32.9         $ (6.7)         $ 0.1        $ (80.8)
      P&C Investment Income                                                 28.0           29.8          117.7          114.4
      Restructuring Charges                                                 (2.9)          (2.3)          (2.9)          (7.6)
                                                                    ------------    -----------     -----------    -----------
          Total P&C                                                         58.0           20.8          114.9           26.0
      Life & Investments                                                    17.0           23.0           63.1           82.0
      Corporate (includes $0.3 tax on restructuring in 2003)                (8.2)         (11.9)         (40.0)         (44.7)
                                                                    ------------    -----------     -----------    -----------
      Income before Net Realized Investment Gains (Losses)                  66.8           31.9          138.0           63.3
      Net Realized Investment Gains (Losses)                                 6.8          (19.6)         (36.1)          29.0
                                                                    ------------    -----------     -----------    -----------
          Total                                                           $ 73.6         $ 12.3        $ 101.9         $ 92.3
                                                                    ============    ===========     ===========    ===========

After-tax Income
      P&C Underwriting                                                    $ 59.9        $ (12.0)        $ (6.0)      $ (158.8)
      P&C Investment Income                                                 82.0           85.2          335.3          345.6
      Restructuring Charges                                                 (5.4)          (4.4)          (5.4)         (14.2)
                                                                   ------------    -----------     -----------    -----------
          Total P&C                                                        136.5           68.8          323.9          172.6
      Life & Investments                                                    33.3           43.3          158.0          155.0
      Corporate (includes $0.6 restructuring in 2003)                      (18.0)         (18.6)         (76.9)         (80.0)
                                                                   ------------    -----------     -----------    -----------
      Income before Net Realized Investment Gains (Losses)                 151.8           93.5          405.0          247.6
      Net Realized Investment Gains (Losses)                                14.4          (36.4)         (65.8)          53.5
                                                                   ------------    -----------     -----------    -----------
          Total                                                          $ 166.2         $ 57.1        $ 339.2        $ 301.1
                                                                   =============    ============    ===========    ===========

Average Shares Outstanding  - Diluted                                      139.2          133.0          138.9          129.3
Average Shares Outstanding - Basic                                         138.6          132.5          138.4          128.9

Book Value Per Share                                                     $ 36.24        $ 32.07        $ 36.24        $ 32.07
Book Value Per Share (ex-FAS 115)                                        $ 27.21        $ 24.39        $ 27.21        $ 24.39


                           Safeco Property & Casualty
                    Underwriting Profit and Combined Ratios
                                  (In Millions)


                                       4TH        3RD        2ND        1ST        4TH
                                       QTR        QTR        QTR        QTR        QTR         YTD         YTD
                                      2003        2003       2003       2003       2002        2003       2002
                                   --------------------------------------------------------------------------------

Net U/W Profit (Loss)

Safeco Personal Insurance
     Personal Auto                    $ 27.9       $35.4      $ 3.3      $(1.5)    $(10.6)     $ 65.1      $(44.4)
     Homeowners                         44.0        32.1      (13.4)      19.5       12.4        82.2       (37.2)
     Specialty                           5.7        12.5       14.8       11.5        8.3        44.5        28.9
                                  --------------------------------------------------------------------------------
         Total SPI                      77.6        80.0        4.7       29.5       10.1       191.8       (52.7)
                                  --------------------------------------------------------------------------------

Safeco Business Insurance
     SBI Regular                        39.5       (51.3)     (11.5)      (5.3)       7.8       (28.6)      (51.7)
     Special Accounts Facility          11.9         5.8       (0.6)       6.4        7.5        23.5        17.8
     SBI Runoff                        (27.3)     (149.8)      (9.4)      (6.3)     (33.0)     (192.8)     (107.5)
                                  --------------------------------------------------------------------------------
         Total SBI                      24.1      (195.3)     (21.5)      (5.2)     (17.7)     (197.9)     (141.4)
                                  --------------------------------------------------------------------------------

  Surety                                 8.6         8.5        6.8        3.7        6.0        27.6        17.6
  P&C Other*                           (17.5)       (0.6)      (2.3)      (7.0)     (17.1)      (27.4)      (63.1)
                                  --------------------------------------------------------------------------------
  Total Property & Casualty           $ 92.8     $(107.4)    $(12.3)    $ 21.0     $(18.7)      $(5.9)    $(239.6)
                                  ================================================================================


                                       4TH        3RD        2ND        1ST        4TH
                                       QTR        QTR        QTR        QTR        QTR         YTD         YTD
                                      2003        2003       2003       2003       2002        2003       2002
                                  --------------------------------------------------------------------------------

Net Combined Ratios (GAAP)

Safeco Personal Insurance
     Personal Auto                     95.4%       93.9%      99.4%     100.3%     102.0%       97.1%      102.3%
     Homeowners                        77.4%       83.3%     107.0%      89.7%      93.5%       89.3%      104.9%
     Specialty                         88.6%       75.4%      70.7%      76.9%      83.8%       77.9%       85.8%
                                  --------------------------------------------------------------------------------
          Total SPI                    90.9%       90.3%      99.4%      96.2%      98.7%       94.1%      102.3%
                                  --------------------------------------------------------------------------------

Safeco Business Insurance
     SBI Regular                       86.1%      118.6%     104.2%     102.0%      97.0%      102.6%      105.1%
     Special Accounts Facility         88.3%       94.3%     100.7%      92.7%      91.6%       93.9%       93.5%
     SBI Runoff                           NM          NM         NM         NM         NM          NM          NM
                                  --------------------------------------------------------------------------------
          Total SBI                    93.7%      151.6%     106.0%     101.5%     104.9%      113.4%      109.7%
                                  --------------------------------------------------------------------------------

Surety                                 79.9%       78.8%      82.2%      88.6%      81.4%       82.0%       86.0%
P&C Other*                                NM          NM         NM         NM         NM          NM          NM
                                  --------------------------------------------------------------------------------
  Total Property & Casualty            92.8%      108.6%     101.0%      98.2%     101.6%      100.1%      105.3%
                                  ================================================================================

*P&C Other includes our involuntary-assigned risk and other state-mandated personal lines business, our Lloyd's of London operations which are in runoff and certain product lines that we have exited.



                           Safeco Property & Casualty
                     Underwriting Profit and Combined Ratios
             (Without 3Q 03 Workers Compensation Reserve Adjustment)
                                  (In Millions)



                                      4TH          3RD         2ND       1ST       4TH
                                      QTR          QTR         QTR       QTR       QTR         YTD       YTD
                                     2003         2003        2003      2003       2002       2003       2002
                                  ------------ ------------  --------  --------  ---------   --------  ---------
Net U/W Profit (Loss)
--------------------------------

Safeco Personal Insurance
     Personal Auto                     $ 27.9       $ 35.4     $ 3.3     $(1.5)    $(10.6)    $ 65.1     $(44.4)
     Homeowners                          44.0         32.1     (13.4)     19.5       12.4       82.2      (37.2)
     Specialty                            5.7         12.5      14.8      11.5        8.3       44.5       28.9
                                  ------------ ------------  --------  --------  ---------   --------  ---------
         Total SPI                       77.6         80.0       4.7      29.5       10.1      191.8      (52.7)
                                  ------------ ------------  --------  --------  ---------   --------  ---------

Safeco Business Insurance
     SBI Regular                         39.5          6.3     (11.5)     (5.3)       7.8       29.0      (51.7)
     Special Accounts Facility           11.9          8.3      (0.6)      6.4        7.5       26.0       17.8
     SBI Runoff                         (27.3)        (4.9)     (9.4)     (6.3)     (33.0)     (47.9)    (107.5)
                                  ------------ ------------  --------  --------  ---------   --------  ---------
         Total SBI                       24.1          9.7     (21.5)     (5.2)     (17.7)       7.1     (141.4)
                                  ------------ ------------  --------  --------  ---------   --------  ---------

  Surety                                  8.6          8.5       6.8       3.7        6.0       27.6       17.6
  P&C Other*                            (17.5)        (0.6)     (2.3)     (7.0)     (17.1)     (27.4)     (63.1)
                                  ------------ ------------  --------  --------  ---------   --------  ---------
  Total Property & Casualty            $ 92.8       $ 97.6    $(12.3)   $ 21.0     $(18.7)    $199.1    $(239.6)
                                  ============ ============  ========  ========  =========   ========  =========




                                      4TH          3RD         2ND       1ST       4TH
                                      QTR          QTR         QTR       QTR       QTR         YTD       YTD
                                     2003         2003        2003      2003       2002       2003       2002
                                  ------------ ------------  --------  --------  ---------   --------  ---------
Net Combined Ratios (GAAP)

Safeco Personal Insurance
     Personal Auto                      95.4%        93.9%     99.4%    100.3%     102.0%      97.1%     102.3%
     Homeowners                         77.4%        83.3%    107.0%     89.7%      93.5%      89.3%     104.9%
     Specialty                          88.6%        75.4%     70.7%     76.9%      83.8%      77.9%      85.8%
                                  ------------ ------------  --------  --------  ---------   --------  ---------
          Total SPI                     90.9%        90.3%     99.4%     96.2%      98.7%      94.1%     102.3%
                                  ------------ ------------  --------  --------  ---------   --------  ---------

Safeco Business Insurance
     SBI Regular                        86.1%        97.7%    104.2%    102.0%      97.0%      97.4%     105.1%
     Special Accounts Facility          88.3%        91.8%    100.7%     92.7%      91.6%      93.2%      93.5%
     SBI Runoff                            NM           NM        NM        NM         NM         NM         NM
                                  ------------ ------------  --------  --------  ---------   --------  ---------
          Total SBI                     93.7%        97.4%    106.0%    101.5%     104.9%      99.5%     109.7%
                                  ------------ ------------  --------  --------  ---------   --------  ---------

Surety                                  79.9%        78.8%     82.2%     88.6%      81.4%      82.0%      86.0%
P&C Other*                                 NM           NM        NM        NM         NM         NM         NM

                                  ------------ ------------  --------  --------  ---------   --------  ---------
  Total Property & Casualty             92.8%        92.2%    101.0%     98.2%     101.6%      96.0%     105.3%
                                  =========== =============  ========  ========  =========   ========  =========
* P&C Other includes our involuntary-assigned risk and other state-mandated personal lines business, our Lloyd's of London operations which are in runoff and certain product lines that we have exited.



                           Safeco Property & Casualty
                              Net Written Premiums
                                  (In Millions)



                                              4TH         3RD          2ND          1ST          4TH
                                              QTR         QTR          QTR          QTR          QTR           YTD          YTD
                                              2003        2003         2003         2003         2002         2003         2002
                                        -------------------------------------------------------------------------------------------
Net Written Premiums

Safeco Personal Insurance
  Personal Auto                              $ 613.5     $ 617.7      $ 570.9      $ 566.0      $ 522.9      $2,368.1    $2,025.7
  Homeowners                                   180.2       207.4        215.3        172.2        175.2         775.1       767.6
  Specialty                                     43.4        53.2         57.2         46.5         44.2         200.3       202.7
                                         -------------------------------------------------------------------------------------------
    Total SPI                                  837.1       878.3        843.4        784.7        742.3       3,343.5     2,996.0
                                         -------------------------------------------------------------------------------------------

Safeco Business Insurance
  SBI Regular                                   283.0       281.5        308.4        284.0        258.1       1,156.9    1,055.2
  Special Accounts Facility*                    110.3       103.7         94.7         97.1         99.2         405.8      349.0
  SBI Runoff                                     (2.5)       (1.2)        (0.5)         1.8         (3.7)         (2.4)      25.0
                                         -------------------------------------------------------------------------------------------
    Total SBI                                    390.8       384.0        402.6        382.9        353.6       1,560.3   1,429.2
                                         -------------------------------------------------------------------------------------------

Surety                                           46.8        49.9         46.9         35.2         32.4         178.8      133.6
P&C Other                                         2.6         2.5         23.6          3.0          1.7          31.7       25.8
                                         -------------------------------------------------------------------------------------------
  Total Property & Casualty                  $1,277.3   $ 1,314.7    $ 1,316.5     $1,205.8    $ 1,130.0      $5,114.3   $4,584.6
                                        ===========================================================================================


                                              4TH         3RD          2ND          1ST          4TH
                                              QTR         QTR          QTR          QTR          QTR           YTD          YTD
                                              2003        2003         2003         2003         2002         2003         2002
                                         -------------------------------------------------------------------------------------------


Net Written Premiums (Percent Change)

                                             Percent Change Over Prior Year Same Quarter                     Percent Change YTD
                                            --------------------------------------------                    ---------------------
Safeco Personal Insurance
  Personal Auto                                   17.3%       15.2%        17.0%        18.3%        14.4%         16.9%       12.8%
  Homeowners                                       2.9%       -2.2%         0.8%         3.3%        -1.8%          1.0%        3.3%
  Specialty                                       -1.8%       -2.2%        -1.6%         1.3%        -4.3%         -1.2%       -0.7%
                                         -------------------------------------------------------------------------------------------
    Total SPI                                     12.8%        9.4%        11.0%        13.6%         8.9%         11.6%        9.2%
                                         -------------------------------------------------------------------------------------------





Safeco Business Insurance
  SBI Regular                                      9.6%       11.0%        11.0%         7.0%        17.2%          9.6%        7.3%
  Special Accounts Facility*                      11.2%       17.6%        13.4%        24.8%       187.5%         16.3%      160.6%
  SBI Runoff                                         NM          NM           NM           NM           NM            NM          NM
                                         -------------------------------------------------------------------------------------------
   Total SBI                                       10.5%       13.1%         9.4%         4.0%         4.2%          9.2%      -7.3%
                                         -------------------------------------------------------------------------------------------

Surety                                          44.4%       29.9%        30.8%        30.7%         7.6%         33.8%        1.6%
P&C Other                                       52.9%       31.6%        12.9%        95.4%        13.3%         22.9%        8.4%
                                        -------------------------------------------------------------------------------------------
  Total Property & Casualty                     13.0%       11.2%        11.2%        10.9%         7.4%         11.6%        3.3%
                                        ===========================================================================================
*As each existing old Safeco Commercial policy came up for renewal (reported in
Runoff), a decision was made by Special Accounts Facility to renew or not renew.
If it was renewed it became part of Special Accounts Facility, otherwise results associated with the account remain in Runoff.




                           Safeco Property & Casualty
                               Net Earned Premiums
                                  (In Millions)




                                               4TH          3RD          2ND          1ST          4TH
                                               QTR          QTR          QTR          QTR          QTR           YTD          YTD
                                              2003          2003         2003         2003        2002          2003          2002
                                        -------------------------------------------------------------------------------------------
Net Earned Premiums

Safeco Personal Insurance
  Personal Auto                             $ 606.4      $ 581.3      $ 552.9      $ 528.5     $ 523.0       $2,269.1     $ 1,947.1
  Homeowners                                  195.0        191.5        192.1        189.5       192.1          768.1         757.4
  Specialty                                    50.6         50.9         50.5         49.8        50.8          201.8         203.1
                                        -------------------------------------------------------------------------------------------
    Total SPI                                 852.0        823.7        795.5        767.8       765.9        3,239.0       2,907.6
                                        ===========================================================================================

Safeco Business Insurance
  SBI Regular                                 284.0        275.4        272.1        266.0       262.3        1,097.5       1,014.1
  Special Accounts Facility*                  102.1        100.6         93.2         87.9        89.2          383.8         276.0
  SBI Runoff                                   (2.3)         2.2         (4.9)         3.0         8.1           (2.0)        170.9
                                        -------------------------------------------------------------------------------------------
    Total SBI                                 383.8        378.2        360.4        356.9       359.6        1,479.3       1,461.0
                                        ===========================================================================================


Surety                                         43.0         40.0         38.5         32.1        32.7          153.6         126.3
P&C Other                                       7.7          8.5          7.4          6.3         6.4           29.9          26.4

                                        -------------------------------------------------------------------------------------------
  Total Property & Casualty                $1,286.5     $1,250.4    $ 1,201.8     $1,163.1   $ 1,164.6       $4,901.8      $4,521.3
                                        ===========================================================================================


                                               4TH          3RD          2ND          1ST          4TH
                                               QTR          QTR          QTR          QTR          QTR           YTD           YTD
                                              2003          2003         2003         2003        2002          2003          2002
                                        -------------------------------------------------------------------------------------------

Net Earned Premiums (Percent Change)
                                           Percent Change Over Prior Year Same Quarter                          Percent Change YTD
                                           -------------------------------------------                         -------------------

Safeco Personal Insurance
  Personal Auto                               15.9%        16.9%        17.0%        16.3%       14.9%          16.5%         10.2%
  Homeowners                                   1.5%        -0.6%         1.5%         3.3%        2.8%           1.4%          2.3%
  Specialty                                   -0.4%        -0.4%        -1.3%        -0.4%       -0.6%          -0.6%          0.7%
                                        -------------------------------------------------------------------------------------------
    Total SPI                                 11.2%        11.1%        11.6%        11.6%       10.5%          11.4%          7.3%
                                        ===========================================================================================

Safeco Business Insurance
  SBI Regular                                  8.3%         7.8%         8.2%         8.6%        7.0%           8.2%         -1.8%
  Special Accounts Facility*                  14.5%        33.8%        50.9%        76.2%      152.7%          39.1%        115.5%
  SBI Runoff                                     NM           NM           NM           NM          NM             NM            NM
                                        -------------------------------------------------------------------------------------------
    Total SBI                                  6.7%         6.6%        -2.6%        -5.2%       -4.5%           1.3%        -11.1%
                                        -------------------------------------------------------------------------------------------

Surety                                         31.5%        22.3%        23.5%         7.8%       16.8%          21.6%         32.1%
P&C Other                                      20.3%        30.8%        -5.8%        13.7%      -67.5%          13.3%          9.1%
                                        -------------------------------------------------------------------------------------------
  Total Property & Casualty                    10.5%        10.1%         7.1%         5.8%        4.2%           8.4%          1.1%
                                        ===========================================================================================

* As each existing old Safeco Commercial policy came up for renewal (reported in Runoff), a decision was made by Special Accounts Facility to renew or not renew. If it was renewed it became part of Special Accounts Facility, otherwise results associated with the account remain in Runoff. Surety premiums reflected a change from a 50% quota share reinsurance treaty to an excess of loss treaty in February 2001.


                           Safeco Property & Casualty
                                  Personal Auto
                           (In Millions Except Ratios)


                                     4TH          3RD          2ND          1ST           4TH
                                     QTR          QTR          QTR          QTR           QTR           YTD          YTD
                                     2003         2003         2003         2003         2002           2003         2002
                                  -----------  -----------  -----------  -----------  ------------   -----------  -----------
Personal Auto

Underwriting Profit (Loss)            $ 27.9       $ 35.4        $ 3.3       $ (1.5)      $ (10.6)       $ 65.1      $ (44.4)

Loss and LAE Ratio                     72.0%        71.8%        76.0%        76.8%         78.5%         74.0%        78.8%
Expense Ratio                          23.4%        22.1%        23.4%        23.5%         23.5%         23.1%        23.5%
                                  -----------  -----------  -----------  -----------  ------------   -----------  -----------
Combined Ratio                         95.4%        93.9%        99.4%       100.3%        102.0%         97.1%       102.3%
                                  -----------  -----------  -----------  -----------  ------------   -----------  -----------

Impact of Catastrophes                  0.6%         0.0%         4.0%         0.2%          0.3%          1.2%         0.5%
Impact of Non-Cat Weather               0.2%         1.1%         1.4%         0.3%          0.4%          0.7%         0.7%

Policies In Force (000's)            1,669.1      1,631.7      1,586.1      1,558.6       1,529.9
% Chg Prior Year Same Qtr               9.1%         8.9%         9.6%         9.6%          8.0%

Retention                              79.9%        79.9%        80.1%        81.0%         81.2%

New Business Policies (000's)          140.3        144.7        115.6        107.4         117.1
% Chg Prior Year Same Qtr              19.8%         5.5%        -0.5%        12.2%         42.7%

Loss Trends (12 mo. rolling)

Frequency                              -2.0%        -3.2%        -3.7%        -6.5%         -7.3%

Severity                                2.4%         3.6%         3.2%         5.1%          7.2%

Total Loss Costs                        0.4%         0.3%        -0.6%        -1.7%         -0.6%


Net Written Premiums                 $ 613.5      $ 617.7      $ 570.9      $ 566.0       $ 522.9
% Chg Prior Year Same Qtr              17.3%        15.2%        17.0%        18.3%         14.4%

Net Earned Premiums                  $ 606.4      $ 581.3      $ 552.9      $ 528.5       $ 523.0
% Chg Prior Year Same Qtr              15.9%        16.9%        17.0%        16.3%         14.9%


Frequency, severity and loss cost information is on a twelve month rolling, newly reported, claims incurred basis which may be different from paid.

                           Safeco Property & Casualty
                            Homeowners and Specialty
                           (In Millions Except Ratios)


                                        4TH         3RD         2ND          1ST         4TH
                                        QTR         QTR         QTR          QTR         QTR          YTD        YTD
                                       2003        2003         2003        2003         2002         2003       2002
                                     ----------  ----------  -----------  ----------  -----------   ---------  ---------
Homeowners

Underwriting Profit (Loss)              $ 44.0      $ 32.1      $ (13.4)     $ 19.5       $ 12.4       $82.2    $ (37.2)

Loss and LAE Ratio                       49.3%       54.8%        78.5%       60.9%        61.4%       60.8%      75.8%
Expense Ratio                            28.1%       28.5%        28.5%       28.8%        32.1%       28.5%      29.1%
                                     ----------  ----------  -----------  ----------  -----------   ---------  ---------
Combined Ratio                           77.4%       83.3%       107.0%       89.7%        93.5%       89.3%     104.9%
                                     ----------  ----------  -----------  ----------  -----------   ---------  ---------

Impact of Catastrophes                    8.0%        5.8%        31.5%        4.3%         1.9%       12.4%       7.2%
Impact of Non-Cat Weather                 3.7%       10.0%         9.1%        6.8%         6.2%        7.4%       9.1%

Policies In Force (000's)              1,172.9     1,201.5      1,232.8     1,263.0      1,290.5
% Chg Prior Year Same Qtr                -9.1%       -9.3%        -9.1%       -8.3%        -8.2%

Retention                                82.8%       82.7%        82.8%       82.8%        82.5%

New Business Policies (000's)             27.4        31.4         28.6        22.9         27.0
% Chg Prior Year Same Qtr                 1.5%       -3.4%       -31.9%      -27.4%       -11.6%


Net Written Premiums                    $180.2      $207.4      $ 215.3     $ 172.2      $ 175.2
% Chg Prior Year Same Qtr                 2.9%       -2.2%         0.8%        3.3%        -1.8%

Net Earned Premiums                     $195.0      $191.5      $ 192.1     $ 189.5      $ 192.1
% Chg Prior Year Same Qtr                 1.5%       -0.6%         1.5%        3.3%         2.8%


Specialty

Underwriting Profit                      $ 5.7      $ 12.5       $ 14.8      $ 11.5        $ 8.3       $44.5     $ 28.9

Loss and LAE Ratio                       61.1%       47.6%        40.1%       46.3%        52.3%       48.8%      54.5%
Expense Ratio                            27.5%       27.8%        30.6%       30.6%        31.5%       29.1%      31.3%
                                     ----------  ----------  -----------  ----------  -----------   ---------  ---------
Combined Ratio                           88.6%       75.4%        70.7%       76.9%        83.8%       77.9%      85.8%
                                     ----------  ----------  -----------  ----------  -----------   ---------  ---------


                           Safeco Property & Casualty
                         Safeco Business Insurance (SBI)
                           (In Millions Except Ratios)


                                        4TH          3RD         2ND         1ST         4TH
                                        QTR          QTR         QTR         QTR         QTR          YTD          YTD
                                        2003        2003        2003         2003       2002          2003         2002
                                     -----------  ----------  ----------  ----------- ----------   -----------  -----------
Safeco Business Insurance

Underwriting Profit (Loss)               $ 24.1     $(195.3)    $ (21.5)      $ (5.2)   $ (17.7)      $(197.9)    $ (141.4)

Loss and LAE Ratio                        57.9%      115.6%       66.1%        62.8%      66.4%         75.8%        71.8%
Expense Ratio                             35.8%       36.0%       39.9%        38.7%      38.5%         37.6%        37.9%
                                     -----------  ----------  ----------  ----------- ----------   -----------  -----------
Combined Ratio (CR)                       93.7%      151.6%      106.0%       101.5%     104.9%        113.4%       109.7%
                                     -----------  ----------  ----------  ----------- ----------   -----------  -----------

CR excluding reserve adjustment           93.7%       97.4%      106.0%       101.5%     104.9%         99.5%       109.7%

Impact of Catastrophes                    -0.4%        2.4%        4.0%         0.9%      -1.1%          1.7%         0.9%
Impact of Non-Cat Weather                  1.3%        2.5%        2.1%         1.9%       1.9%          2.0%         1.9%


SBI Regular

Underwriting Profit (Loss)               $ 39.5     $ (51.3)    $ (11.5)      $ (5.3)     $ 7.8       $ (28.6)     $ (51.7)

Loss and LAE Ratio                        51.0%       81.8%       66.6%        63.8%      60.1%         65.7%        68.2%
Expense Ratio                             35.1%       36.8%       37.6%        38.2%      36.9%         36.9%        36.9%
                                     -----------  ----------  ----------  ----------- ----------   -----------  -----------
Combined Ratio (CR)                       86.1%      118.6%      104.2%       102.0%      97.0%        102.6%       105.1%
                                     -----------  ----------  ----------  ----------- ----------   -----------  -----------

CR excluding reserve adjustment           86.1%       97.7%      104.2%       102.0%      97.0%         97.4%       105.1%

Impact of Catastrophes                     0.1%        1.9%        3.4%         1.7%      -1.7%          1.7%         1.2%
Impact of Non-Cat Weather                  0.8%        2.4%        2.2%         1.7%       0.4%          1.8%         1.4%

Policies In Force (000's)                 510.1       509.9       511.1        517.2      529.7
% Chg Prior Year Same Qtr                 -3.7%       -5.1%       -6.9%        -7.4%      -8.9%

Retention                                 78.4%       77.9%       76.7%        76.1%      76.0%

New Business Policies (000's)              27.9        30.3        31.1         25.2       24.6
% Chg Prior Year Same Qtr                 13.4%       23.2%       16.9%        13.7%      15.3%


Net Written Premiums                    $ 283.0     $ 281.5      $308.4      $ 284.0     $258.1
% Chg Prior Year Same Qtr                  9.6%       11.0%       11.0%         7.0%      17.2%

Net Earned Premiums                     $ 284.0     $ 275.4      $272.1      $ 266.0     $262.3
% Chg Prior Year Same Qtr                  8.3%        7.8%        8.2%         8.6%       7.0%


Special Accounts Facility

Underwriting Profit (Loss)               $ 11.9       $ 5.8      $ (0.6)       $ 6.4      $ 7.5        $ 23.5       $ 17.8

Combined Ratio (CR)                       88.3%       94.3%      100.7%        92.7%      91.6%         93.9%        93.5%
CR excluding reserve adjustment           88.3%       91.8%      100.7%        92.7%      91.6%         93.2%        93.5%


SBI Runoff

Underwriting Loss                       $ (27.3)    $(149.8)     $ (9.4)      $ (6.3)   $ (33.0)      $(192.8)    $ (107.5)



                           Safeco Property & Casualty
                             Surety, Other and Total
                           (In Millions Except Ratios)



                                           4TH           3RD           2ND          1ST          4TH
                                           QTR           QTR           QTR          QTR          QTR           YTD           YTD
                                          2003          2003          2003          2003         2002         2003          2002
                                        -------------------------------------------------------------------------------------------
Surety

Underwriting Profit                          $ 8.6         $ 8.5         $ 6.8        $ 3.7        $ 6.0        $ 27.6        $ 17.6

Combined Ratio                               79.9%         78.8%         82.2%        88.6%        81.4%         82.0%         86.0%


P&C Other*

Underwriting Loss                         $ (17.5)       $ (0.6)       $ (2.3)      $ (7.0)     $ (17.1)      $ (27.4)      $ (63.1)


Total Property & Casualty

Underwriting Profit (Loss)                 $ 92.8      $ (107.4)      $ (12.3)      $ 21.0      $ (18.7)       $ (5.9)     $ (239.6)

Underwriting Profit (Loss)
   excluding reserve adjustment            $ 92.8        $ 97.6       $ (12.3)      $ 21.0      $ (18.7)      $ 199.1      $ (239.6)

Loss and LAE Ratio                           63.2%         80.2%         70.4%        67.9%        70.6%         70.4%         74.4%
Expense Ratio                                29.6%         28.4%         30.6%        30.3%        31.0%         29.7%         30.9%
                                        -------------------------------------------------------------------------------------------
Combined Ratio (CR)                          92.8%        108.6%        101.0%        98.2%       101.6%        100.1%        105.3%
                                        ===========================================================================================

CR excluding reserve adjustment              92.8%         92.2%        101.0%        98.2%       101.6%         96.0%        105.3%

Impact of Catastrophes                        1.6%          1.7%          8.2%         1.1%         0.2%          3.1%          1.9%

Impact of Non-Cat Weather                     1.1%          2.9%          2.8%         1.9%         1.9%          2.2%          2.5%

*P&C Other includes our involuntary-assigned risk and other state-mandated personal lines business, our Lloyd's of London operations which are in runoff and certain product lines that we have exited.



                                           4TH           3RD           2ND          1ST          4TH
                                           QTR           QTR           QTR          QTR          QTR           YTD           YTD
                                          2003          2003          2003          2003         2002         2003          2002
                                        -------------------------------------------------------------------------------------------

Catastrophes and Non-Catastrophe Weather

Catastrophes                                 $20.2         $21.0         $99.1        $13.4         $2.9        $153.7         $85.4
     SPI - Personal Auto                       3.7          (0.1)         22.3          0.9          1.4          26.8           9.1
     SPI - Homeowners                         15.6          11.1          60.5          8.2          3.7          95.4          54.3
     SPI - Specialty                           2.4           1.0           2.0          1.1          1.6           6.5           9.4
     Safeco Business Insurance                (1.5)          9.0          14.3          3.2         (3.8)         25.0          12.6

Non-Catastrophe Weather                      $14.5         $36.6         $33.9        $22.5        $22.2        $107.5        $115.2
     SPI - Personal Auto                       1.2           6.3           7.5          1.4          2.3          16.4          13.4
     SPI - Homeowners                          7.2          19.3          17.5         12.9         12.0          56.9          69.2
     SPI - Specialty                           1.1           1.4           1.3          1.3          1.4           5.1           4.9
     Safeco Business Insurance                 5.0           9.6           7.6          6.9          6.5          29.1          27.7



                           Safeco Property & Casualty
                              Statutory Information
                           (In Millions Except Ratios)

                                    4TH           3RD           2ND            1ST            4TH
                                    QTR           QTR           QTR            QTR            QTR           YTD         YTD
                                    2003         2003           2003           2003           2002         2003        2002
                                -------------------------------------------------------------------------------------------------
Loss and Expense Ratios (Statutory)
 Losses and Loss Adj. Expense
  to Premiums Earned                   63.2%         80.3%         70.5%          67.9%          69.5%     70.4%         73.6%
 Other Underwriting Expenses
  to Net Premiums Written              30.4%         28.3%         28.9%          29.4%          32.1%     29.3%         31.2%
                                -------------------------------------------------------------------------------------------------
  Total Loss and Expense               93.6%        108.6%         99.4%          97.3%         101.6%     99.7%        104.8%
 Dividends to Policyholders
  to Premiums Earned                   -0.1%          0.0%          0.0%           0.0%           0.0%     0.0%          -0.1%
                                -------------------------------------------------------------------------------------------------
Combined Ratio                         93.5%        108.6%         99.4%          97.3%         101.6%     99.7%        104.7%
                                =================================================================================================

Balance Sheet - Statutory
P&C Companies Only*
Total Capital and Surplus            2,700.0       2,562.3       2,626.9        2,571.8        2,509.5
Ratio of
   Net Premiums Written (Annualized)
   to Total Capital and Surplus         1.89          2.05          2.00           1.88           1.80


* Certain 2003 amounts used are estimated and subject to change. Such changes are not expected to be material.


                            Safeco Life & Investments
                Pretax Operating Earnings and Operating Revenues
                                  (In Millions)


                                    4TH         3RD         2ND        1ST         4TH
                                    QTR         QTR         QTR        QTR         QTR           YTD          YTD          %
                                   2003        2003        2003        2003       2002          2003          2002        Chg
                                 ----------  ----------  ----------  ---------  ----------   ------------  -----------  --------
Pretax Operating Earnings*

Group                               $ 23.0      $ 12.5      $ 24.5     $ 29.0      $ 22.5         $ 89.0       $ 69.2     28.6%

Income Annuities                       7.7        (0.9)        8.4       10.1        13.9           25.3         41.5    -39.0%

Retirement Services                    4.8         3.3         4.9        5.0         8.2           18.0         21.6    -16.7%

Individual                             1.0         3.9        (0.5)       1.9         3.9            6.3         21.6    -70.8%

Asset Management                       0.5         1.1         0.1        0.1         0.3            1.8          5.2    -65.4%

L&I Other**                           13.3        21.2        20.5       25.7        17.5           80.7         77.9      3.6%

                                 ----------  ----------  ----------  ---------  ----------   ------------  -----------  --------
Total Life & Investments            $ 50.3      $ 41.1      $ 57.9     $ 71.8      $ 66.3        $ 221.1      $ 237.0     -6.7%
                                 ----------  ----------  ----------  ---------  ----------   ------------  -----------  --------




                                    4TH         3RD         2ND        1ST         4TH
                                    QTR         QTR         QTR        QTR         QTR           YTD          YTD          %
                                   2003        2003        2003        2003       2002          2003          2002        Chg
                                 ----------  ----------  ----------  ---------  ----------   ------------  -----------  --------
Operating Revenues

Group                              $ 132.2     $ 133.9     $ 144.5    $ 142.3     $ 149.8        $ 552.9      $ 477.4     15.8%

Income Annuities                     130.3       121.7       130.8      131.4       136.6          514.2        529.2     -2.8%

Retirement Services                   99.1        96.6        96.4       96.1        95.4          388.2        379.5      2.3%

Individual                            95.5        96.3        95.8       95.9        96.9          383.5        379.7      1.0%

Asset Management                       7.0         7.0         6.7        6.2         6.7           26.9         29.9    -10.0%

L&I Other                             55.3        52.8        50.7       55.5        47.3          214.3        189.2     13.3%

                                  ---------  ----------  ----------  ---------  ----------   ------------  -----------  --------
Total Life & Investments           $ 519.4     $ 508.3     $ 524.9    $ 527.4     $ 532.7      $ 2,080.0    $ 1,984.9      4.8%
                                 ----------  ----------  ----------  ---------  ----------   ------------  -----------  --------

*Earnings before net realized investment gains (losses) and income taxes. This is a standard industry measurement and is used by management as the key measurement of Life & Investments segment profit or loss. It is presented as a supplement to net income as a measure of profitability.
**The L&I Other segment includes $9.2 million of expenses associated with the planned sale of the L&I business.


                            Safeco Life & Investments
                             Supplemental Statistics
               (In Millions, Except Ratios and Policy Statistics)

                                        4TH         3RD        2ND        1ST        4TH
                                        QTR         QTR        QTR        QTR        QTR          YTD        YTD         %
                                        2003        2003       2003       2003       2002        2003        2002       Chg
                                -------------------------------------------------------------------------------------------------

Group
     Earned Premiums                    $130.6      $132.3     $141.6     $140.6     $145.7      $ 545.1    $ 467.9      16.5%
     Loss Ratio                          52.5%       63.3%      56.3%      56.2%      59.2%        57.1%      59.2%       -2.1

Income Annuities
 Reserves (in billions)                  $ 6.3       $ 6.3      $ 6.4      $ 6.3      $ 6.3        $ 6.3      $ 6.3       0.0%
     Deposits                             20.5        29.3       35.8       28.5       37.2        114.1      107.0       6.6%

Retirement Services
     Reserves
          Fixed (in billions)            $ 6.7       $ 6.6      $ 6.4      $ 6.1      $ 5.9        $ 6.7      $ 5.9      13.6%
          Variable (in billions)           1.0         0.9        0.9        0.8        0.8          1.0        0.8      25.0%
                                -------------------------------------------------------------------------------------------------
     Total Reserves                        7.7         7.5        7.3        6.9        6.7          7.7        6.7      14.9%
     Deposits                            250.0       303.6      328.4      332.2      338.0      1,214.2    1,357.4     -10.5%

Individual
     Reserves                            $ 4.0       $ 3.9      $ 3.9      $ 3.8      $ 3.8        $ 4.0      $ 3.8       5.3%
     Policies Issued:
     Term, Universal Life,                 6.8         5.9        6.5        5.9        6.3         25.1       22.2      13.1%
          Traditional, Disability (000's)
     Policies In Force (000's)           285.8       284.0      283.2      281.7      280.0        285.8      280.0       2.1%

Asset Management
     Assets Under Management
     (in billions)                       $ 4.1       $ 4.0      $ 4.0      $ 3.7      $ 3.9        $ 4.1      $ 3.9       5.1%

                               Safeco Corporation
                                 Capitalization
                                  (In Millions)

                                                            12/31/2003            12/31/2002            12/31/2001
                                                            -----------           ----------            ----------

Short-Term Debt
$500 million back up line of credit (unused)                           $ -                   $ -                   $ -
Commercial Paper                                                         -                     -                 299.0
7.875%, due 3/15/03                                                      -                 303.5                 323.0
Medium-Term Notes and Other                                           13.8                  29.7                  74.6

Long-Term Debt
7.875%, due 4/1/05 (callable at par on 4/1/03)                           -                 200.0                 200.0
6.875%, due 7/15/07 (non callable)                                   194.5                 200.0                 200.0
4.20%, due 2/1/08 (non callable)                                     200.0                     -                     -
4.875%, due 2/1/10 (non callable)                                    300.0                     -                     -
7.25%, due 9/15/12 (non callable)                                    380.9                 390.6                     -
8.072% debentures due 2037                                           876.3                 876.3                 876.3
    (Callable at 104 in 2007)

                                                        -------------------   -------------------   -------------------
Total Debt                                                       $ 1,965.5             $ 2,000.1             $ 1,972.9
                                                        -------------------   -------------------   -------------------

Common Equity                                                    $ 5,023.3             $ 4,431.6             $ 3,634.6
                                                        -------------------   -------------------   -------------------

Total Capital (Debt + Equity)                                    $ 6,988.8             $ 6,431.7             $ 5,607.5
                                                        -------------------   -------------------   -------------------

Debt to Capital                                                      28.1%                 31.1%                 35.2%
Adjusted Debt* to Capital                                            25.6%                 28.4%                 32.1%
Debt to Equity                                                       39.1%                 45.1%                 54.3%

Debt to Capital (excluding FAS 115)                                  34.3%                 36.8%                 38.6%
Adjusted Debt* to Capital (excluding FAS 115)                        31.2%                 33.6%                 35.2%
Debt to Equity (excluding FAS 115)                                   52.1%                 58.2%                 62.8%

Earnings to Fixed Charges Ratio**                                      1.4                   1.3              Negative
Interest Coverage Ratio**                                              4.7                   3.1              Negative
Operating Earnings to Fixed Charges Ratio**                            4.7                   3.1              Negative


* 20% equity credit for 8.072% debentures due 2037.

**   The Earnings to Fixed Charges Ratio includes net realized investment gains
     (losses) and interest on deposit contracts. The Interest Coverage Ratio excludes net realized investment gains (losses) and interest on deposit contracts. The Operating Earnings to Fixed Charges Ratio excludes net realized investment gains (losses) and interest on deposit contracts.


                               Safeco Corporation
                      Investment Portfolios - Consolidated
                                  (In Millions)


Investment Portfolio (Market Value)                   12/31/2003            %               12/31/2002            %
                                                   -----------------   ------------       ----------------    ----------
Fixed Maturities - Taxable                               $ 24,042.4           83.5 %           $ 22,169.2          82.7 %
Fixed Maturities - Nontaxable                               2,164.1            7.5                2,108.8           7.9
Equity Securities                                           1,279.0            4.4                1,108.8           4.1
                                                   -----------------   ------------       ----------------    ----------
Total Fixed Maturities & Equity Securities                 27,485.5           95.4               25,386.8          94.7
Mortgage Loans                                                936.1            3.2                  925.9           3.5
Other Invested Assets                                         115.9            0.4                  173.8           0.6
Short-Term Investments                                        269.9            1.0                  311.0           1.2
                                                   -----------------   ------------       ----------------    ----------
Total Consolidated Investment Portfolio                  $ 28,807.4          100.0 %           $ 26,797.5         100.0 %
                                                   =================   ============       ================    ==========

Rating (Market Value) - Fixed Maturities              12/31/2003                            12/31/2002
                                                   -----------------                      ----------------
AAA                                                            35.2 %                                37.2 %
AA                                                              6.4                                   7.1
A                                                              23.4                                  23.8
BBB                                                            28.0                                  25.4
BB or lower                                                     5.0                                   4.5
Not Rated                                                       2.0                                   2.0
                                                   -----------------                      ----------------
Total                                                         100.0 %                               100.0 %
                                                   =================                      ================

Average Rating                                                    A                                     A
                                                   -----------------                      ----------------



Components of Net Realized Investment Gains (Losses) after tax (in millions):

                                                         4th                4th
                                                         QTR                QTR                   YTD            YTD
                                                         2003               2002                  2003           2002
                                                   -----------------   ------------       ----------------    ----------

Gains on Securities Transactions                             $ 48.3        $ 21.6              $ 112.2         $217.9
Impairments on Fixed Maturities                                (0.2)        (55.4)               (81.2)        (144.8)
Impairments on Equity Securities                               (0.2)        (13.6)               (13.5)         (23.2)
Impairment related to intent to sell L&I                      (17.5)            -                (95.2)           -
Credit Default Swaps                                            1.4           9.9                 15.7          (18.4)
Other                                                         (17.4)          1.1                 (3.8)          22.0
                                                   -----------------   ------------       ----------------    ----------
Net Realized Investment Gains (Losses)                       $ 14.4       $ (36.4)             $ (65.8)        $ 53.5
                                                   =================   ============       ================    ==========



                               Safeco Corporation
                   Investment Portfolios - Property & Casualty
                                  (In Millions)


Investment Portfolio (Market Value)              12/31/2003            %         12/31/2002             %
                                             ---------------  ------------   --------------   --------------
Fixed Maturities - Taxable                        $ 5,828.2          62.9 %      $ 5,383.0             61.2 %
Fixed Maturities - Nontaxable                       2,156.5          23.3          2,108.0             23.9
Equity Securities                                   1,115.5          12.0            947.9             10.8
                                             ---------------  ------------   --------------   --------------
Total Fixed Maturities & Equity Securities          9,100.2          98.2          8,438.9             95.9
Mortgage Loans                                         47.9           0.5             50.6              0.6
Other Invested Assets                                   7.8           0.1             15.6              0.2
Short-Term Investments                                113.6           1.2            292.9              3.3
Total Property & Casualty
                                             --------------  ------------   --------------   --------------
      Investment Portfolio                        $ 9,269.5         100.0 %      $ 8,798.0            100.0 %
                                            ===============  ============   ==============   ==============

Rating (Market Value) - Fixed Maturities        12/31/2003                       12/31/2002
                                             ---------------                 --------------
AAA                                                    41.0 %                         45.0 %
AA                                                     11.1                           11.5
A                                                      23.5                           21.8
BBB                                                    19.7                           17.2
BB or lower                                             3.2                            2.8
Not Rated                                               1.5                            1.7
                                              --------------                 --------------
Total                                                 100.0 %                        100.0 %
                                            ================                 ==============

Average Rating                                           A+                             AA
                                             ---------------                 --------------


                                                 12/31/2003       09/30/2003     06/30/2003       03/31/2003        12/31/2002
                                                -----------      -----------     ----------       ----------        ----------
Pretax Investment Income - Quarter                  $ 110.0       $ 113.7          $ 116.5          $ 112.8          $ 115.0
Effective Tax Rate on P&C
Investment Income - Quarter                          25.44%        26.79%           25.07%           26.64%           25.94%

  Cost or Amortized Cost                            $ 8,362       $ 8,274          $ 8,003          $ 8,145          $ 8,131
  Market                                              9,270         9,154            9,008            8,877            8,798
     % Equities (at market)                           12.0%         11.2%            11.3%            10.2%            10.8%
     % Taxable Bonds (at market)                      62.9%         59.6%            59.7%            59.2%            61.2%
     % Tax Exempt Bonds (at market)                   23.3%         24.1%            24.5%            23.9%            23.9%
     % Short-Term and Other                            1.8%          5.1%             4.5%             6.7%             4.1%
  Market YTM on Bond Portfolio                        3.81%         3.92%            3.71%            4.10%            4.17%
  Book YTM on Bond Portfolio                          5.36%         5.56%            5.66%            6.02%            5.99%
  Duration of Bond Portfolio                           4.46          4.99             4.57             5.23             5.26


                               Safeco Corporation
                   Investment Portfolios - Life & Investments
                                  (In Millions)


Investment Portfolio (Market Value)                12/31/2003            %              12/31/2002            %
                                                  --------------   --------------      --------------   --------------
Fixed Maturities - Taxable                           $ 18,039.6             93.2 %        $ 16,657.6             92.5 %
Fixed Maturities - Nontaxable                               7.7              0.0                 0.8              0.0
Equity Securities                                         112.8              0.6               113.8              0.6
                                                  --------------   --------------      --------------   --------------
Total Fixed Maturities & Equity Securities             18,160.1             93.8            16,772.2             93.1
Mortgage Loans                                            959.8              5.0               948.6              5.3
Other Invested Assets                                     106.5              0.6               118.1              0.7
Short-Term Investments                                    122.6              0.6               165.8              0.9
                                                   -------------   --------------      --------------   --------------
Total Life & Investments Investment Portfolio        $ 19,349.0            100.0 %        $ 18,004.7            100.0 %
                                                  ==============   ==============      ==============   ==============

Rating (Market Value)                              12/31/2003                           12/31/2002
                                                  --------------                       --------------
AAA                                                        32.2 %                               33.5 %
AA                                                          4.4                                  5.1
A                                                          23.5                                 24.6
BBB                                                        31.9                                 29.4
BB or lower                                                 5.8                                  5.4
Not Rated                                                   2.2                                  2.0
                                                  --------------                       --------------
Total                                                     100.0 %                              100.0 %
                                                  ==============                       ==============

Average Rating                                                A                                   A+
                                                  --------------                       --------------

                                                   12/31/2003       09/30/2003          06/30/2003       03/31/2003       12/31/2002
                                                   ----------       ----------          ----------       ----------       ----------
  Cost or Amortized Cost                            $ 18,000         $ 17,639            $ 17,527         $ 17,259         $ 16,885
  Market                                              19,349           19,272              19,325           18,489           18,005
     % Equities (at market)                             0.6%             0.6%                0.6%             0.6%             0.6%
     % Taxable Bonds (at market)                       93.2%            93.3%               93.0%            92.4%            92.5%
     % Short-Term and Other                             6.1%             6.1%                6.4%             7.0%             6.9%
  Market YTM on Bond Portfolio                         5.13%            5.09%               4.97%            5.50%            5.70%
  Book YTM on Bond Portfolio                           6.68%            6.70%               6.73%            6.99%            7.18%
  Duration of Bond Portfolio                            6.86             6.83                6.97             6.81             6.81